Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Second Quarter 2018 Results

•	Q2 2018 net revenue of $69.6 million, up 3% when compared to prior year and in line with guidance
•	Q2 2018 pro forma diluted EPS of $0.27 per share, up 8% from prior year
•	Declared semi-annual dividend of $0.17 per share, up 13% from prior year

MIAMI, FL – August 7, 2018 - The Hackett Group, Inc. (NASDAQ: HCKT), a global intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm, today announced its financial results for the second quarter, which ended on June 29, 2018.

Q2 2018 net revenue (gross revenue less reimbursable expenses) was $69.6 million, up 3% from the same period in the prior year. Q2 2018 gross revenue was $75.6 million, up 3% from the same period in the prior year.

Q2 2018 pro forma diluted earnings per share were $0.27, up 8% when compared to $0.25 for the same period in 2017. Pro forma information is provided to enhance the understanding of the Company's financial performance and is reconciled to the Company's GAAP information in the accompanying tables.

GAAP diluted earnings per share were $0.36 for the second quarter of 2018, as compared to $0.15 in the second quarter of 2017. During the second quarter of 2018, the Company recorded a $4.6 million, or $0.14 per diluted share, benefit due to the remeasurement of an acquisition earnout liability. During the second quarter of 2017, the Company recorded acquisition related restructuring of approximately $0.04 per diluted share.

At the end of the second quarter of 2018, the Company’s cash balances were $13.3 million. During the quarter, the Company utilized cash to pay down outstanding debt of $5.5 million. During the second quarter of 2018, the Company did not repurchase shares under its stock repurchase program. As of the end of the second quarter of 2018, the Company’s remaining stock repurchase program authorization was $7.2 million.

“We continued to report solid operating results due to strong digital transformation, cloud and analytics demand, while continuing to transition our Oracle business from on-premise to cloud implementations,” stated Ted A. Fernandez, Chairman and CEO of The Hackett Group. “With Oracle Cloud revenue now exceeding our on-premise revenue and with cloud growth outpacing the on-premise decline, we are getting closer to seeing the revenue growth fully reflected in our results.”

Based on the current economic outlook, the Company estimates total net revenue for the third quarter of 2018 to be in the range of $67.0 million and $69.0 million or gross revenue (inclusive of reimbursable expenses) to be in the range of $73.0 million and $75.0 million. The Company estimates pro forma diluted earnings per share for the third quarter of 2018 to be in the range of $0.26 and $0.28. At the high end of guidance, pro forma diluted earnings per share for the third quarter of 2018 would increase 8%, when compared to the same period in the prior year.

Other Highlights

Procurement Key Issues Research– The Hackett Group issued new Key Issues Research showing that procurement organizations have significantly shrunk the capability gap in digital transformation over the past year, with two thirds now having a strategy in place and nearly half having the resources and competencies needed to execute. Procurement leaders expect to rely on digital transformation to help them achieve an array of critical objectives in 2018, including cost-cutting, improving agility, and improving their ability to serve as a trusted advisor to the enterprise.

ADP Relationship Expansion - The Hackett Group and ADP announced a further expansion to their strategic alliance that will offer large companies (those with 1000+ employees) using ADP Enterprise HR®, ADP Vantage HCM®, and ADP Workforce Now® access to The Hackett Group’s advisors, best practices, metrics, research, and tools. These offerings are aimed at helping large organizations improve human capital management (HCM) performance, the efficiency and effectiveness of their HR operations and strategic impact to help drive enterprise results.

Oracle Cloud Excellence Implementer Program - The Hackett Group, a Cloud Premier and Platinum level member of Oracle PartnerNetwork (OPN), announced it has joined the Oracle Cloud Excellence Implementer (CEI) program and has achieved CEI status for six Oracle Cloud applications in North America, including Oracle Enterprise Planning and Budgeting Cloud, Oracle Financial Consolidation and Close Cloud, Oracle Financials Cloud, Oracle Global Human Resources Cloud, Oracle Benefits Cloud, and Oracle Talent Management Cloud.

2018 Digital Awards Launch – The Hackett Group began accepting applications for its 2018 Digital Awards, which recognizes leaders in RPA, intelligent data capture, cognitive automation, advanced analytics, and other areas. Applications are being accepted until August 15 at this link: http://go.poweredbyhackett.com/7bnm

On Tuesday, August 7, 2018 senior management will discuss second quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 593-0486, [Passcode: Second Quarter].  For International callers, please dial (517) 308-9371.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, August 7, 2018 and will run through 5:00 P.M. ET on Tuesday, August 21, 2018.  To access the rebroadcast, please dial (866) 424-7877.  For International callers, please dial (203) 369-0866.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, August 7, 2018 and will run through 5:00 P.M. ET on Tuesday, August 21, 2018. To access the replay, visit www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group (NASDAQ: HCKT) is an intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm to global companies, offering digital transformation including robotic process automation and enterprise cloud application implementation. Services include business transformation, enterprise analytics, working capital management and global business services. The Hackett Group also provides dedicated expertise in business strategy, operations, finance, human capital management, strategic sourcing, procurement and information technology, including its award-winning Oracle and SAP practices.

The Hackett Group has completed more than 15,200 benchmarking and performance studies with major corporations and government agencies, including 97% of the Dow Jones Industrials, 89% of the Fortune 100, 87% of the DAX 30 and 59% of the FTSE 100. These studies drive its Best Practice Intelligence Center™ which includes the firm's benchmarking metrics, best practices repository and best practice configuration guides and process flows, which enable

The Hackett Group’s clients and partners to achieve world-class performance.

More information on The Hackett Group is available at: www.thehackettgroup.com, info@thehackettgroup.com, or by calling (770) 225-3600.

 # # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, including these referenced above, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates, our ability to obtain debt financing through additional borrowings under an amendment to our existing credit facility as well as other risks detailed in our Company's Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 6 - The Hackett Group, Inc. Announces Second Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Six Months Ended
	June 29,	June 30,	June 29,		June 30,
	2018	2017	2018		2017
Revenue:
Revenue before reimbursements ("net revenue")	$69,614	$67,726	$137,089	$	$132,795
Reimbursements	6,035	5,844	11,293		12,204
Total revenue	75,649	73,570	148,382		144,999

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses	42,993	40,947	84,614		81,099
Acquisition-related compensation (benefit) expense	(204)	423	(789)		423
Non-cash stock compensation expense	1,002	1,226	2,045		2,358
Acquisition-related non-cash stock compensation (benefit) expense	(79)	616	721		926
Reimbursable expenses	6,035	5,844	11,293		12,204
Total cost of service	49,747	49,056	97,884		97,010

Selling, general and administrative costs	15,022	15,190	29,843		29,550
Non-cash stock compensation expense	804	874	1,646		1,533
Acquisition-related costs	—	161	—		267
Amortization of intangible assets	591	532	1,204		918
Acquisition-related contingent consideration liability	(4,553)	—	(4,553)		—
Restructuring costs	—	1,293	—		1,293
Total selling, general, and administrative expenses	11,864	18,050	28,140		33,561

Total costs and operating expenses	61,611	67,106	126,024		130,571

Income from operations	14,038	6,464	22,358		14,428

Other expense:
Interest expense	(178)	(127)	(357)		(217)

Income from operations before income taxes	13,860	6,337	22,001		14,211
Income tax expense	2,339	1,587	3,113		1,587
Net income	$11,521	$4,750	$18,888		$12,624

Basic net income per common share:
Income per common share from operations	$0.39	$0.16	$0.65		$0.44
Weighted average common shares outstanding	29,430	29,041	29,260		28,955

Diluted net income per common share:
Income per common share from operations	$0.36	$0.15	$0.59		$0.39
Weighted average common and common equivalent shares outstanding	32,235	32,513	32,025		32,403

Pro forma data (1):
Income from operations before income taxes	$13,860	$6,337	$22,001		$14,211
Acquisition-related compensation (benefit) expense	(204)	423	(789)		423
Non-cash stock compensation expense	1,806	2,100	3,691		3,891
Acquisition-related non-cash stock compensation (benefit) expense	(79)	616	721		926
Acquisition-related costs	—	161	—		267
Acquisition-related contingent consideration liability	(4,553)	—	(4,553)		—
Restructuring costs	—	1,293	—		1,293
Amortization of intangible assets	591	532	1,204		918
Pro forma income before income taxes	11,421	11,462	22,275		21,929
Pro forma income tax expense	2,855	3,439	5,569		6,579
Pro forma net income	$8,566	$8,023	$16,706		$15,350

Pro forma basic net income per common share	$0.29	$0.28	$0.57		$0.53
Weighted average common shares outstanding	29,430	29,041	29,260		28,955

Pro forma diluted net income per common share	$0.27	$0.25	$0.52		$0.47
Weighted average common and common equivalent shares outstanding	32,235	32,513	32,025		32,403

(1)

The Company provides pro forma earnings results (which exclude the amortization of intangible assets, stock compensation expense, acquisition-related one- time benefit, cash and stock compensation expense (benefit), restructuring expenses and include a normalized tax rate, which is our long term projected cash tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Page 5 of 6 - The Hackett Group, Inc. Announces Second Quarter Results

The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 29,	December 29,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$13,270	$17,512
Accounts receivable and unbilled revenue, net	56,773	55,262
Prepaid expenses and other current assets	3,282	2,511
Total current assets	73,325	75,285

Property and equipment, net	22,846	18,851
Other assets	5,025	6,021
Goodwill, net	84,720	85,074
Total assets	$185,916	$185,231

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,400	$8,434
Accrued expenses and other liabilities	34,072	43,014
Total current liabilities	42,472	51,448
Non-current accrued expenses and other liabilities	213	1,268
Long-term deferred tax liability, net	8,099	6,240
Long-term debt	13,500	19,000
Total liabilities	64,284	77,956

Shareholders' equity	121,632	107,275
Total liabilities and shareholders' equity	$185,916	$185,231

Page 6 of 6 - The Hackett Group, Inc. Announces Second Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	June 29,	June 30,	March 30,
	2018	2017	2018
Revenue Breakdown by Group:
(in thousands)
The Hackett Group (2)	$61,287	$57,658	$58,898
SAP Solutions (3)	8,327	10,068	8,577
Net revenue (4)	$69,614	$67,726	$67,475

Revenue Concentration:
(% of total revenue)
Top customer	6%	4%	3%
Top 5 customers	18%	15%	12%
Top 10 customers	25%	25%	19%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	1,043	1,002	1,016
Total headcount	1,291	1,236	1,257
Days sales outstanding (DSO)	68	61	65
Cash (used in) provided by operating activities (in thousands)	$(2,368)	$4,111	$17,203
Pro forma return on equity (5)	31%	38%	31%
Depreciation (in thousands)	$624	$612	$580
Amortization (in thousands)	$591	$532	$613

Remaining Plan authorization:
Shares purchased (in thousands)	-	507	53
Cost of shares repurchased (in thousands)	$—	$7,617	$963
Average price per share of shares purchased	$—	$15.01	$18.33
Remaining Plan authorization (in thousands)	$7,174	$630	$2,174

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	11	21	175
Cost of shares purchased (in thousands)	$182	$370	$3,004
Average price per share of shares purchased	$16.22	$17.90	$17.15

(2)	The Hackett Group encompasses the Benchmarking, Business Transformation and Executive Advisory groups, and EPM Groups and excludes AMS.

(3)	SAP Solutions encompasses Best Practice Implementation of ERP Software, the SAP group, approximately 50% of which are offshore resources.
(4)	Net revenue excludes reimbursable expenses which are primarily travel-related expenses passed through to a client with no associated margin.
(5)	Twelve months of pro forma net income divided by average shareholder's equity.
(6)	Certain reclassifications have been made to conform with current reporting requirements.